EXHIBIT 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.

PLACE OF
LEGAL ENTITY NAME		INCORPORATION
Applied Materials Japan, Inc.		Japan
Applied Materials Europe BV	(1)	Netherlands
Applied Materials International BV		Netherlands
Applied Materials (Holdings)	(2)	California
Applied Materials Asia-Pacific, Ltd.	(3)	Delaware
Applied Materials Israel, Ltd.	(4)	Israel
Applied Materials SPV1, Inc.	(5)	Delaware
Parker Technologies, Inc.		California
AKT, Inc.	(6)	Japan
Etec Systems, Inc.	(7)	Nevada
Display Products Group, Inc.		Nevada
Global Knowledge Services, Inc.		Delaware
Electron Vision Corporation		California
AKT Japan, LLC		Delaware
Boxer Cross, Inc.		Delaware
Applied Materials India Private Limited		India
Torrex Equipment Corporation	(8)	California
Metron Technology , Inc.	(9)	Delaware
Applied Ventures, LLC		Delaware

(1) Applied Materials Europe BV owns the following subsidiaries:
Applied Materials GmbH		Germany
Applied Materials France SARL		France
WGTKTC1 Limited		United Kingdom
Applied Materials Ireland Ltd.		Ireland
Applied Materials Sweden AB		Sweden
Applied Materials Italy Srl.		Italy
Applied Materials Belgium N.V.		Belgium

(2) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California

(3) Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:
Applied Materials Korea, Ltd.		Korea
Applied Materials Taiwan, Ltd.		Taiwan
Applied Materials South East Asia Pte. Ltd.	(a )	Singapore
Applied Materials China, Ltd.	(b )	Hong Kong
AMAT (Thailand) Limited		Thailand
Applied Materials (Shanghai) Co., Ltd.		P.R. China
Applied Materials China (Holdings), Ltd.		P.R. China

PLACE OF
LEGAL ENTITY NAME			INCORPORATION
(4) Applied Materials Israel, Ltd. owns the following subsidiary:
Integrated Circuit Testing GmbH			Germany.

(5) Applied Materials SPV1, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc.	(c	)	Delaware

(6) AKT, Inc. owns the following subsidiary:
AKT America, Inc.			California

(7) Etec Systems, Inc. owns the following subsidiaries:
Etec Systems Korea Corp.			Korea.
Etec Systems International, Inc.			Nevada

(8) Torrex Equipment Corporation owns the following subsidiary:
Torrex Equipment Korea Limited			Korea

(9) Metron Technology, Inc. owns the following subsidiaries:
Metron Technology (Benelux) B.V.	(d	)	Netherlands
Metron Technology (France) EURL			France
Metron Technology (Deutschland) GmbH			Germany
Metron Technology (Europa) Ltd.	(e	)	United Kingdom
Metron Technology (Israel) Ltd.			Israel
Metron Technology (Italia) S.r.L.			Italy
Intec Technology (S) Pte.			Singapore
ECS Industries Sdn. Bhd.			Malaysia
Metron Technology (Japan) K.K.			Japan
Metron Technology (Asia) Ltd.	(f	)	Hong Kong
T.A. Kyser Co.			Nevada
Metron Technology Corporation	(g	)	California

(a) Applied Materials South East Asia Pte. Ltd. owns the following subsidiary:
Applied Materials (AMSEA) Sdn Bhd			Malaysia

(b) Applied Materials China, Ltd. owns the following subsidiaries:
Applied Materials China (Tianjin) Co., Ltd.			P.R. China
Applied Materials (China), Inc.			P.R. China

(c) Applied Materials SPV2, Inc. owns the following 50-50 joint venture:
eLith LLC			Delaware

(d) Metron Technology (Benelux) B.V. owns the following subsidiary:
Metron Technology (Nordic) AB			Sweden

PLACE OF
LEGAL ENTITY NAME			INCORPORATION
(e) Metron Technology (Europa) Ltd. owns the following subsidiaries:
Metron Technology (Ireland) Ltd.			Ireland
Shieldcare Limited			Scotland

(f) Metron Technology (Asia) Ltd. owns the following subsidiaries:
Metron Technology (Hong Kong) Ltd.			Hong Kong
Metron Technology (Far East) Ltd.			Hong Kong
Metron Technology (Shanghai) Ltd.			P.R. China
Metron Technology (Korea) Ltd.			Korea
Metron Technology (Taiwan) Ltd.			Taiwan
Metron Technology (Singapore) Pte. Ltd.			Singapore
Metron Technology (Malaysia) Sdn Bhd			Malaysia

(g) Metron Technology Corporation owns the following subsidiary:
Metron Technology Distribution Corporation	(h	)	California

(h) Metron Technology Distribution Corporation owns the following subsidiary:
Transpacific Technology Ltd.			United Kingdom

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